Exhibit 10.2
AGREEMENT FOR TERMINATION OF LEASE
AND VOLUNTARY SURRENDER OF PREMISES
This Agreement for Termination of Lease and Voluntary Surrender of Premises (this “Lease Termination Agreement”) is made and entered into as of May 7, 2026 (the “Effective Date”) by and between ARE-MA Region No. 75, LLC, a Delaware limited liability company (“ARE”), and Werewolf Therapeutics, Inc., a Delaware corporation (“Tenant”) (each a “Party” and together, the “Parties”).
WHEREAS, on or about June 1, 2021, the Parties entered into a commercial lease agreement (the “Lease”) governing Tenant’s tenancy of a portion of the real property located at 200 Talcott Avenue, Watertown, Massachusetts 02472 (the “Premises”);
WHEREAS, the Lease expires on May 31, 2030 (“Lease Expiration Date”);
WHEREAS, Landlord and Tenant have agreed to terminate the Lease prior to the Lease Expiration Date pursuant to the terms, and subject to the conditions, set forth below.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant confirm and agree as follows:
1.Recitals; Defined Terms. The foregoing recitals are incorporated into the body of this Lease Termination Agreement as if the same were fully set forth herein. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Lease.

2.Termination of Lease. Landlord and Tenant agree, subject to the terms and conditions set forth herein, to accelerate the expiration date of the Term of the Lease from May 31, 2030, to 11:59 PM Eastern Time on October 31, 2026 (the “Outside Termination Date”). Notwithstanding anything to the contrary contained in the Lease, Tenant shall have no further right to extend the Term of the Lease, and the Lease shall be terminated upon the Outside Termination Date. Notwithstanding the foregoing, either Party may elect to terminate the Lease before the Outside Termination Date upon 30 days’ prior written notice to the other Party, but in no event shall such written notice be given before July 1, 2026, (i) in accordance with Section 45(a) Notice provisions of the Lease and (ii) as follows:

i.If to Landlord, via email and overnight mail to [***], Sherin and Lodgen LLP, One Lincoln Street, 14th Floor, Boston, MA 02111; and
ii.If to Tenant, via email and overnight mail to [***], Todd & Weld LLP, One Federal Street, 27th Floor, Boston, MA 02110.
The “Termination Date” shall mean the Outside Termination Date or such earlier date that the Parties effectuate a termination of the Lease pursuant to this Section 2.

3.Payment. Tenant shall pay the total sum of $2,700,000 (the “Settlement Payment”) to Landlord as follows:

i.Tenant shall pay Rent (as defined in the Lease) of $234,984.00 for May 2026 to Landlord, which the Parties agree was received by Landlord from Tenant on or about April 30, 2026;
ii.Tenant shall pay $2,465,016.00 to Landlord by or before the later of (i) the Effective Date or (ii) May 15, 2026.
    Landlord accepts the Settlement Payment in full satisfaction of all remaining payments for Rent or Operating Expense Payments due from Tenant to Landlord under the Lease through the Termination Date, including, without limitation, Rent (as defined in the Lease) for the months of June 2026 through October 2026, and any true up of Operating Expenses.
4.Security Deposit. Landlord is currently holding a Standby Letter of Credit with Banc of California in the amount of $667,333 with LC# 136359 (the “L/C Security”) as security for Tenant’s performance under the Lease. Upon Tenant’s payment of the Settlement Payment, Landlord shall return the L/C Security to Tenant.

5.Termination and Surrender. Tenant shall voluntarily surrender the Premises as provided in the Lease on or prior to the Termination Date. Tenant agrees to cooperate reasonably with Landlord in all matters, as applicable, relating to surrendering the Premises and all equipment located therein in accordance with the surrender requirements set forth in the Lease (as amended by this Lease Termination Agreement) and in the condition required pursuant to the Lease. After the Termination Date, Tenant shall have no further rights of any kind with respect to the Premises.

6.No Further Obligations. Landlord and Tenant each agree that the other is excused as of the Termination Date from any further obligations under the Lease, excepting only such obligations under the Lease which are, by their terms and nature, intended to survive termination of the Lease and except as provided for in this Lease Termination Agreement.

7.Removal of Equipment from Premises. Tenant will have until July 31, 2026 to remove the equipment specified in Table 1. If Tenant fails to remove any of the equipment specified in Table 1 from the Premises by or before July 31, 2026, the Parties agree to deem said equipment abandoned and surrendered to Landlord. Tenant may not remove the equipment specified in Table 2 from the Premises, the right, title, and interest to which is hereby transferred and assigned to Landlord free and clear of all liens.

8.No Assignment. Tenant represents and warrants that Tenant has not assigned, mortgaged, subleased, pledged, encumbered or otherwise transferred any interest in the Lease and that Tenant holds the interest in the Premises as set forth in the Lease as of the date of this Lease Termination Agreement.

9.Amendments. This Lease Termination Agreement may not be amended, altered, changed, modified, rescinded, or revoked except by a written agreement signed by all Parties hereto.

10.Successors and Assigns. The covenants and agreements herein contained shall inure to the benefit and be binding upon the Parties and their respective successors and assigns.

11.Multiple Counterparts; Electronic Signatures. This Lease Termination Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same document. For purposes of this Lease Termination Agreement, a copy of any Party’s signature transmitted electronically, whether by facsimile machine, or by PDF or scan and email, or by any other electronic means, will be fully effective and binding as an original signature. At the request of any other Party, any signature transmitted electronically will be re-executed in original form by the signatory. No Party may raise the use of a signature transmitted electronically as a defense to the enforcement of this Lease Termination Agreement.

12.Governing Law; Jurisdiction; Venue. This Lease Termination Agreement, and all claims and disputes arising in connection with this Lease Termination Agreement, will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to its rules on conflicts of laws. Any claims or disputes related to or arising from this Lease Termination Agreement will be brought exclusively in the state or federal courts of the Commonwealth of Massachusetts, to the exclusion of all other courts and venues. The Parties hereby submit to the jurisdiction and venue of said courts and waive any right to contest the appropriateness of any action brought in any such court based upon lack of personal jurisdiction, improper venue, or forum non conveniens. The prevailing Party in any such action or proceeding will be entitled to recover its costs and expenses, including reasonable attorneys’ fees.

13.Entire Agreement. This Lease Termination Agreement sets forth the entire agreement of the Parties with respect to the subject matter of this Lease Termination Agreement. This Lease Termination Agreement supersedes all prior negotiations, discussion, discussions, statements, representations, warranties, understandings, promises, or agreements between the Parties, whether written, oral, or otherwise, with respect to the subject matter of this Lease Termination Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement for Termination of Lease and Voluntary Surrender of Premises as a sealed instrument as of the date set forth above.

ARE-MA Region No. 75, LLC
a Delaware limited liability company
By: Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership,
managing member
  By: ARE-QRS Corp.,
  a Maryland corporation,
  general partner
  By: /s/ Scott Sherwood
  Name: Scott Sherwood
  Title: Vice President
Werewolf Therapeutics, Inc. By: /s/ Jonathan Owen Name: Jonathan Owen Title: General Counsel and Secretary